Exhibit 3.33

FLEETWOOD HOMES OF TENNESSEE, INC.

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BY-LAWS

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OFFICES

1.                             The principal office shall be in the City of Knoxville, County of Knox, State of Tennessee.

2.                             The corporation may also have an office in the City of Riverside, State of California, and also offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

STOCKHOLDERS’ MEETINGS

3.                             All annual meetings of the stockholders shall be held at the office of the corporation in Riverside, California.  Special meetings of the stockholders may be held at such office or at such other place and at such time as shall be stated in the notice of the meeting, or in a duly executed waiver of notice of the meeting.

4.                             An annual meeting of stockholders, commencing with the year 1969, shall be held on the second Tuesday of August in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 o’clock A.M., when they shall elect by a plurality vote, a board of directors, and transact such other business as may properly be brought before the meeting.

5.                             Written notice of the annual meeting of the stockholders shall be served upon or mailed to each stockholder of record entitled to vote at such meeting, addressed to his home address as it appears upon the records of the corporation, not less than ten (10) days before the meeting.  Any stockholder may waive notice of any meeting, either before, at, or after the meeting.

6.                             Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president, and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

7.                             Written notice of any special meeting of stockholders, signed by the president or a vice-president or the secretary or an assistant secretary, stating the purpose or purposes for which the meeting is called and the time when and the place where it is to be held, shall be served upon or mailed to each stockholder of record entitled to vote at such meeting, directed to his home address as it appears on the records of the corporation, not less than ten (10) days before the meeting.  Any stockholder may waive notice of any meeting, either before, at, or after the meeting.

8.                             Business transacted at all special meetings shall be confined to the objects stated in the call.

9.                             The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these bylaws.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

10.                       When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

11.                       At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and deposited with the secretary prior to the meeting.  Every stockholder of record shall be entitled at each meeting of stockholders and upon each proposal presented at such meeting to one vote for each share of stock having voting power, standing in his name on the books of the corporation, at the date of the meeting, except where the stock transfer books shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided.

DIRECTORS

12.                       The number of directors which shall constitute the whole board shall be four (4).  The directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until his successor shall be elected and shall qualify.  Directors need not be stockholders.

13.                       The directors may hold their meetings and keep the books of the corporation, except the original or duplicate stock ledger, outside of Tennessee, at the office of the corporation in the City of Riverside, California, or at such other places as they may from time to time determine.

14.                       If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a majority of the remaining directors, though less than a quorum, shall choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred or until the next election of directors.

15.                       The business and the property of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD

16.                       The first meeting of each newly elected board shall be held at such time and place either within or without the State of Tennessee as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

17.                       Regular meetings of the board shall be held without notice at such time and place as shall from time to time be determined by the board of directors.

18.                       Upon the written request of the president or the executive committee or of three (3) directors, the secretary shall call a special meeting of the board of directors, of which he shall give five (5) days’ notice to each director, either personally, by mail or by telegram.

19.                       At all meetings of the board of directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws.  If a quorum shall not be present at any meeting of directors the directors present thereat may adjourn the meeting from time to time, without notice-other than announcement at the meeting, until a quorum shall be present.

EXECUTIVE COMMITTEE

20.                       The board of directors may by resolution designate two or more of their number to constitute an executive committee, who, to the extent provided in such resolution, shall have and may exercise the powers of the board of directors in the management of the affairs and property of the corporation and the exercise of its corporate powers.  The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

21.                       Directors, as such, shall not receive any stated salary for their services, but by resolution of the board of directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of the executive committee of the board may be allowed like compensation for attending committee meetings.

NOTICES

22.                       Whenever under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

23.                       Any stockholder may waive notice of any meeting, either before, at, or after the meeting.  No notice of a special meeting of the board of directors need be given to any director who attends or to any director who, in writing, executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.

OFFICERS

24.                       The officers of the corporation shall be chosen by the directors and shall be a president, a vice-president, a secretary and a treasurer.  Any person may hold two-or more offices, except that the president shall not also be secretary or assistant secretary of the corporation.

25.                       The board of directors, at its first meeting after each annual meeting of stockholders, shall choose a president, a vice-president, and a secretary and a treasurer, none of whom need be a member of the board.

26.                       The board of directors may appoint additional vice-presidents and assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

27.                       The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

28.                       The officers of the corporation shall hold office until their successors are chosen and qualify in their stead.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors.  If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

THE PRESIDENT

29.                       The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors, shall be ex officio a member of the executive committee, shall have general and active management of the business of the corporation; and shall see that all orders and resolutions of the board are carried into effect.  He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

VICE PRESIDENT

30.                       The vice-president shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors shall prescribe.

THE SECRETARY

31.                       The secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the president, under whose supervision he shall be.  He shall keep in safe custody the seal of the corporation, and when authorized by the board, affix the same to any instrument requiring a seal and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

THE TREASURER

32.                       The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

33.                       He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board of directors, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

34.                       If required by the board of directors he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

CERTIFICATES OF STOCK

35.                       The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued.  They shall exhibit the holder’s name and the number of shares represented thereby, and shall be signed by the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or assistant secretary.  If any stock certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation, and a registrar; the signature of any such officer may be facsimile.  Every certificate of stock which is restricted or limited as to its transferability or voting powers, or which is redeemable, or which is preferred or limited as to its dividends or as to its share of the principal upon dissolution, shall have a statement of such restriction, limitation, or preference plainly stated thereon.

LOST CERTIFICATE

36.                       The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

TRANSFERS OF STOCK

37.                       Upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS

38.                       The board of directors may prescribe a period not exceeding forty (40) days prior to any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than forty (40) days prior to the holding of any such meeting as the day as of which stockholders of record entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such days shall be entitled to notice of or to vote at such meeting.

REGISTERED STOCKHOLDERS

39.                       The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Tennessee.

DIVIDENDS

40.                       Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

41.                       Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

42.                       All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

FISCAL YEAR

43.                       The fiscal year shall begin on the first day of April in each year.

SEAL

44.                       The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Tennessee”.

AMENDMENTS

45.                       These by-laws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, if notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote at such meeting and present or represented thereat, or by the-affirmative vote of a majority of the board of directors at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration or repeal be contained in the notice of such special meeting.

CERTIFICATE OF AMENDMENT OF BY-LAWS

The undersigned hereby certifies that he is the Assistant Secretary of FLEETWOOD HOMES OF TENNESSEE, INC., a Tennessee Corporation, and further certifies that at a meeting of the Board of Directors of said corporation duly and regularly held on the 1st day of September, 1969, the following resolution amending the By-Laws of said corporation was duly adopted:

RESOLVED, that Section 2 of Article II of the By-Laws of this corporation be amended to read in full as follows:

“An annual meeting of the shareholders shall be held on the second Tuesday in August, if not a legal holiday and if a legal holiday, then on the next business day following at 1:00 o’clock p.m., when they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.”

/s/ David R. Marriner
David R. Marriner
Assistant Secretary